Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.00005 per share, of Tintri, Inc., a Delaware corporation, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: July 17, 2017

Silver Lake Kraftwerk Fund, L.P.
By:	Silver Lake Technology Associates Kraftwerk, L.P., its general partner
By: SLTA Kraftwerk (GP), L.L.C., its general partner

By:	/s/ Adam Grosser
Name: Adam Grosser
Title: Managing Director

Silver Lake Technology Investors Kraftwerk, L.P.
By:	Silver Lake Technology Associates Kraftwerk, L.P., its general partner
By: SLTA Kraftwerk (GP), L.L.C., its general partner

By:	/s/ Adam Grosser
Name: Adam Grosser
Title: Managing Director

Silver Lake Technology Associates Kraftwerk, L.P.
By:	SLTA Kraftwerk (GP), L.L.C., its general partner

By:	/s/ Adam Grosser
Name: Adam Grosser
Title: Managing Director

SLTA Kraftwerk (GP), L.L.C.

By:	/s/ Adam Grosser
Name: Adam Grosser
Title: Managing Director

Silver Lake Group, L.L.C.

By:	/s/ Karen M. King
Name: Karen M. King
Title: Managing Director and Chief Legal Officer